UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

Middle Kingdom Alliance Corp.

(Exact name of registrant as specified in its charter)

Delaware	000 - 1360244	20-4293876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 843-8585

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 23, 2008, Middle Kingdom Alliance Corp. issued a press release in connection with its execution of a letter of intent to complete a business combination with a company having its principal operations in the Peoples Republic of China. The Company announced that its intent is to enter into a definitive agreement with the target company in June 2008 and to file the preliminary proxy shortly thereafter. Pursuant to the Company’s certificate of incorporation, execution of the letter of intent affords the Company a six-month extension for completion of the business combination, until December 13, 2008.

The Company announced that consummation of the business combination is subject to, among other things, execution of a definitive agreement and requires stockholder approval.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release dated May 23, 2008 announcing Letter of Intent

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLE KINGDOM ALLIANCE CORP.

Date: May 23, 2008	By:	/s/ David A. Rapaport
	Name:	David A. Rapaport
	Title:	Secretary

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